Exhibit 99.1
FOR IMMEDIATE RELEASE
The Jones Group Inc.
Investor Contact:
John T. McClain, Chief Financial Officer
The Jones Group Inc.
(212) 642-3860
Media Contacts:
Joele Frank and Sharon Stern
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
THE JONES GROUP INC. ANNOUNCES AMENDMENT AND EXTENSION
OF ITS $650 MILLION SENIOR SECURED CREDIT FACILITY
NEW YORK— April 28, 2011 — The Jones Group Inc. (“Jones”) (NYSE: JNY) announced today that it successfully completed an amendment and extension of its $650 million senior credit facility. J.P. Morgan Securities LLC and Citigroup Global Markets Inc. were Joint Lead Arrangers in the amendment process.
The amended terms and conditions provide for a decrease in fees and interest rates to current market rates and an extension of the maturity date to April 28, 2016. Other terms and conditions of the credit facility were modified, including increases and/or additions to the debt, investments and asset sales baskets. In addition, the agreement expands the credit facility’s international commitment to allow for the inclusion of European Borrowers which can draw under the credit facility. The credit facility is primarily used as backing for the issuance of trade letters of credit and other supply chain purposes, but also may be used for working capital and general corporate purposes. Currently, no cash borrowings are outstanding under the existing facility.
John T. McClain, Chief Financial Officer, stated: “We are pleased with the overwhelming support of the financial institutions associated with the amendment process as it allows us to take advantage of a healthier bank market to realize reduced rates, obtain more favorable and flexible terms and conditions, and extend the maturity date of the facility for an additional year. Our businesses generate a significant amount of cash, and we believe that, combined with the $650 million of committed bank credit, provides us with the financial flexibility to pursue our strategic goals”.
About The Jones Group Inc.
The Jones Group Inc. (www.jonesgroupinc.com) is a leading global designer, marketer and wholesaler of over 35 brands with best-in-class product expertise across five divisions: apparel, footwear, jeanswear, jewelry and handbags. The Jones Group has a reputation for innovation, excellence in product quality and value, operational execution and talent. The Company also markets directly to consumers through branded specialty retail and outlet stores and through its e-commerce sites.
The Company’s nationally recognized brands and licensing agreements (L) include: Nine West, Jones New York, Anne Klein, Rachel Roy (L), Robert Rodriguez, Robbi & Nikki, Stuart Weitzman, B Brian Atwood (L), Boutique 9, Easy Spirit, Gloria Vanderbilt, l.e.i, Bandolino, Enzo Angiolini, Nine & Co., GLO, Joan & David, Joneswear, Andrew Marc/Marc Moto (L), Kasper, Energie, Evan Picone, Le Suit, Mootsies Tootsies, Grane, Erika, Napier, Jessica Simpson (L), Dockers (L), Sam & Libby, Givenchy (L), Judith Jack, Albert Nipon and Pappagallo.
Forward-Looking Statements
Certain statements contained herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company’s expected financial position, business and financing plans are forward-looking statements. The words “believes,” “expects,” “plans,” “intends,” “anticipates” and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including:
•	those associated with the effect of national, regional and international economic conditions;

•	lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;
•	the tightening of the credit markets and the Company’s ability to obtain capital on satisfactory terms;

•	given the uncertain economic environment, the possible unwillingness of committed lenders to meet their obligations to lend to borrowers, in general;

•	the performance of the Company’s products within the prevailing retail environment;

•	customer acceptance of both new designs and newly-introduced product lines;

•	the Company’s reliance on a few department store groups for large portions of the Company’s business;

•	the Company’s ability to identify acquisition candidates and, in a competitive environment for such acquisitions, acquire such businesses on reasonable financial and other terms;

•	the integration of the organizations and operations of any acquired businesses into the Company’s existing organization and operations;

•	consolidation of the Company’s retail customers;

•	financial difficulties encountered by the Company’s customers;

•	the effects of vigorous competition in the markets in which the Company operates;

•	the Company’s ability to attract and retain qualified executives and other key personnel;

•	the Company’s reliance on independent foreign manufacturers, including political instability in countries where contractors and suppliers are located;

•	changes in the costs of raw materials, labor, advertising and transportation;

•	the general inability to obtain higher wholesale prices for the Company’s products that the Company has experienced for many years;

•	the Company’s ability to successfully implement new operational and financial computer systems; and

•	the Company’s ability to secure and protect trademarks and other intellectual property rights.
A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company’s expectations can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A-Risk Factors therein, and in the Company’s other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.